As filed with the Securities and Exchange Commission on December 7, 2007

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

BB&T CORPORATION
(Exact name of registrant as specified in its charter)

NORTH CAROLINA State or other jurisdiction of incorporation of organization)	56-0939887 (I.R.S. Employer Identification Number)

200 West Second Street
Winston-Salem, North Carolina 27101
(Address of principal executive offices, including zip code)

BB&T CORPORATION
401(k) SAVINGS PLAN
(As Amended and Restated)
(Full title of the plan)

M. Patricia Oliver
Executive Vice President, General Counsel, Secretary and
Chief Corporate Governance Officer
BB&T Corporation
200 West Second Street
3rd Floor
Winston-Salem, North Carolina 27101
(336) 733-2180
(Name, address and telephone number, including area code,
of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered (1)	registered	per share (2)	price (2)	fee (2)

Common Stock, par value $5.00 per share	13,000,000	$35.55	$462,150,000	$14,188.01

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the BB&T Corporation 401(k) Savings Plan, as amended and restated.
(2)	Pursuant to Rule 457(c) and (h)(1), based on the average ($35.55) of the high ($35.92) and low ($35.18) prices of the Company's Common Stock on December 4, 2007, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

     This Registration Statement is being filed solely for the registration of 13,000,000 additional shares of the common stock, $5.00 par value per share (the “Common Stock”), of BB&T Corporation (the “Company” or “BB&T”) relating to the offer and sale of the Company’s Common Stock and related plan interests under the BB&T Corporation 401(k) Savings Plan, as amended and restated (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statements relating to the Plan or predecessor plans (Registration Nos. 333-118153, 33-54713, 333-36538 and 33-57867) are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.      Interests of Named Experts and Counsel.

     The legality of the securities offered hereby has been passed upon for the Company by M. Patricia Oliver, Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T. Ms. Oliver owns shares of BB&T’s Common Stock and holds options to purchase additional shares of BB&T’s Common Stock.

Item 8.      Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

5	Opinion of M. Patricia Oliver, Esq., Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer of BB&T.

23.1	Consent of M. Patricia Oliver, Esq., Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer of BB&T (included in Exhibit
5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney of Directors and Officers of BB&T.

24.2	Certified Resolution of the Board of Directors of BB&T.

SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, BB&T Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 7th day of December, 2007.

BB&T CORPORATION

                                                                                                      By: /s/ M. Patricia Oliver
                                                                                                      M. Patricia Oliver
                                                                                                      Executive Vice President, General Counsel,
                                                                                                       Secretary and Chief Corporate Governance Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 7, 2007.

/s/ John A. Allison IV*		/s/ Christopher L. Henson*
Name:	John A. Allison IV	Name:	Christopher L. Henson
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

/s/ Edward D. Vest*		/s/ Jennifer S. Banner*
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Executive Vice President and	Title:	Director
Corporate Controller (principal
accounting officer)

/s/ Anna R. Cablik*		/s/ Nelle Ratrie Chilton*
Name:	Anna R. Cablik	Name:	Nelle Ratrie Chilton
Title:	Director	Title:	Director

/s/ Ronald E. Deal*		/s/ Tom D. Efird*
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

/s/ Barry J. Fitzpatrick*		/s/ L. Vincent Hackley*
Name:	Barry J. Fitzpatrick	Name:	L. Vincent Hackley
Title:	Director	Title:	Director

/s/ Jane P. Helm*		/s/ John P. Howe III, M.D.*
Name:	Jane P. Helm	Name:	John P. Howe III, M.D.
Title:	Director	Title:	Director

/s/ James H. Maynard*		/s/ Albert O. McCauley*
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

/s/ J. Holmes Morrison*		/s/ Nido R. Qubein*
Name:	J. Holmes Morrison	Name:	Nido R. Qubein
Title:	Director	Title:	Director

/s/ E. Rhone Sasser*
Name:	E. Rhone Sasser
Title:	Director

*By: /s/ M. Patricia Oliver
M. Patricia Oliver
Attorney-in-Fact

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 7th day of December, 2007.

                                                                                                      BB&T CORPORATION 401(K) SAVINGS PLAN,
                                                                                                      as amended and restated

                                                                                                      By:    Branch Banking and Trust Company, N.A.
                                                                                                               As Trustee

                                                                                                      By:     /s/ Suzanne G. Brooks
                                                                                                      Suzanne G. Brooks
                                                                                                      Vice President

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
BB&T Corporation

Exhibit No.	Description

5	Opinion of M. Patricia Oliver, Esq., Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer of BB&T.

23.1	Consent of M. Patricia Oliver, Esq., Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer of BB&T (included in Exhibit
5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney of Directors and Officers of BB&T.

24.2	Certified Resolution of the Board of Directors of BB&T.